10f-3.nsarexhibit
TO:       The Board Members of:
          Dreyfus Growth and Value Funds, Inc.
            -  Dreyfus Midcap Value Fund
            -  Dreyfus Midcap Value Plus Fund
               (the "Funds")
FROM:     Michael A. Rosenberg
          Associate General Counsel
DATE:          July 11, 2003
SUBJECT:  Review of Compliance with Rule 10f-3 Procedures

************************************************************
     At the upcoming Board meeting you will be asked to
review certain transactions to determine whether such
transactions were consistent with the Funds' Rule 10f-3 procedures. The procedures will be available at the meeting.
The  attached  10f-3 approval forms, completed  by  the
Funds' portfolio managers, describe the transactions and attest to their compliance with various provisions of Rule 10f-3, including, among other things, that:
 1.   the securities were either registered under the
       Securities Act of 1933, government securities, eligible municipal securities, securities sold in eligible Rule 144A
         offerings,   or  securities  sold  in  eligible   foreign
offerings;
2.   the securities were purchased prior to the end of the
       first day on which any sales are made, at a price that is not more than the price paid by each other purchaser of securities in that offering;
 3.   the securities were offered pursuant to a firm
       commitment underwriting;
 4.   the commission, spread or profit received or to be
       received by the principal underwriters is reasonable and fair compared to the commission, spread or profit received by others in connection with the underwriting of similar securities being sold during a comparable period of time; and
5.   the securities were purchased from a member of the
       syndicate other than the affiliated underwriter.
The portfolio managers will be available at the meeting
to   discuss  any  questions  you  may  have  regarding  the
transactions.

/LRG
Enclosures
Sub-Item 77O

Rule 10f-3 Transactions

     On May 19, 2003, Dreyfus Midcap Value Plus Fund (the "Fund") purchased 1,400 shares of Hartford Financial Services Group (the "Shares"). The Shares were purchased from Goldman, Sachs & Co., a member of the underwriting syndicate offering the Shares, from their own account. Mellon Financial Markets, LLC ("Mellon"), an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transactions. Goldman, Sachs & Co. received a commission of $16,649.70 on a total of 75,000 shares purchased by The Boston Company Asset Management in the Secondary Offering. No other member received any economic benefit. The following is a list of the syndicate's members:
Goldman Sachs
Citigroup
Merrill Lynch
Morgan Stanley
UBS Warburg
Banc of America
Deutsche Bank
AG Edwards & Sons
JP Morgan
Edward D. Jones
Wachovia Securities
Wells Fargo
ABN AMRO
BB&T Capital Markets
Robert W. Baird
Bear Stearns
BNY Capital Markets
Dowling & Partners
JJB Hilliard WL Lyons
Janney Montgomery Scott
Keefe Bruyette & Woods
Legg Mason
Mellon Financial Markets
Neuberger Berman
Raymond James
SunTrust Capital Markets
US Bancorp
The Williams Capital Group
------------------------------------------------------------
     Accompanying this statement are materials presented to the Fund's Board of Directors, which ratified the purchases as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on July 22, 2003.
REPORT OF PURCHASE OF SECURITIES
IN COMPLIANCE WITH RULE 10F-3

This report must be completed on the date of purchase and must be provided promptly to the portfolio management department head and to the legal department. Any changes to the information provided herein must be reported immediately to each of these departments.

1.   Name of Dreyfus Fund: Dreyfus Midcap Value Plus Fund.
2.   Anticipated Purchase Date   May 19, 2003
3.   Total Net Assets of Fund:    $7,091,105.82
4. Type and Description of Security Purchased: Hartford Financial Services Group Stock
5.   Purchased per Firm Commitment Underwriting?:    Yes
6.   Credit Rating of Security:   N/A
7.     Name   of  Underwriting  Syndicate  Dealer  Effecting
Transaction:   Goldman, Sachs & Co.
8.     Name   of   Affiliated  Underwriter  in  Underwriting
Syndicate:         Mellon Financial Markets, LLC
9.   Issue Size:    24,176,000
10.  CUSIP:    416515104
11.  Amount Purchased by Fund:   1,400 Shares
12.  Percentage of Principal Amount of Offering Purchased by
Fund:          0.01%
13.   Amount  Purchased  as  a Percentage  of  Fund  Assets:
0.90%
14.   Purchase  Price of Securities (if at par,  so  state):
$45.50
15.  Commission/Spread  Received by Principal  Underwriters:
     Goldman made a commission of $16,649.70 on a total of 75,000 shares purchased by The Boston Company Asset Management in the Secondary Offering
16. Were the Securities purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of the Securities in that offering or any concurrent offering of the Securities (except, with respect to the purchase of any eligible foreign offering, for any rights to purchase that were required by law to be granted to existing security holders of the issuer)? Yes . If the Securities were offered for subscription upon exercise of rights, were the Securities purchased on or before the fourth day preceding the day on which the rights offering
     terminated?             N/A
17. If the Securities were part of an issue registered under the Securities Act of 1933, as amended, that was offered to the public, or was purchased pursuant to an eligible foreign or Rule 144A offering, was the issuer of the Securities in continuous operation for not less than three years, including the operations of any
     predecessors?    N/A
18. Was the commission, spread or profit received or to be received by the principal underwriters of the
     Securities reasonable and fair compared to the commission, spread or profit received by others in connection with the underwriting of similar securities being sold during a comparable period of time? Yes
19. Did the Fund's purchase of the Securities benefit any underwriter affiliated with the Fund directly or indirectly or, with respect to any eligible municipal securities, was it designated as a "group sale" or otherwise allocated to the affiliated underwriter's
     account?           No


Portfolio       Manager:            /s/       Brian       Ferguson
Purchase Date:
5/19/03
Sub-Item 77O

Rule 10f-3 Transactions

     On May 19, 2003, Dreyfus Midcap Value Fund (the "Fund") purchased 69,800 shares of Hartford Financial Services Group (the "Shares"). The Shares were purchased from Goldman, Sachs & Co., a member of the underwriting syndicate offering the Shares, from their own account. Mellon Financial Markets, LLC ("Mellon"), an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transactions. Goldman, Sachs & Co. received a commission of $16,649.70 on a total of 75,000 shares purchased by The Boston Company Asset Management in the Secondary Offering. No other member received any economic benefit. The following is a list of the syndicate's members:
Goldman Sachs
Citigroup
Merrill Lynch
Morgan Stanley
UBS Warburg
Banc of America
Deutsche Bank
AG Edwards & Sons
JP Morgan
Edward D. Jones
Wachovia Securities
Wells Fargo
ABN AMRO
BB&T Capital Markets
Robert W. Baird
Bear Stearns
BNY Capital Markets
Dowling & Partners
JJB Hilliard WL Lyons
Janney Montgomery Scott
Keefe Bruyette & Woods
Legg Mason
Mellon Financial Markets
Neuberger Berman
Raymond James
SunTrust Capital Markets
US Bancorp
The Williams Capital Group
------------------------------------------------------------
     Accompanying this statement are materials presented to the Fund's Board of Directors, which ratified the purchases as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on July 22, 2003.
REPORT OF PURCHASE OF SECURITIES
IN COMPLIANCE WITH RULE 10F-3

This report must be completed on the date of purchase and must be provided promptly to the portfolio management department head and to the legal department. Any changes to the information provided herein must be reported immediately to each of these departments.

1.   Name of Dreyfus Fund: Dreyfus Midcap Value Fund.
2.   Anticipated Purchase Date   May 19, 2003
3.   Total Net Assets of Fund:    $798,970,054.20
4. Type and Description of Security Purchased: Hartford Financial Services Group Stock
5.   Purchased per Firm Commitment Underwriting?:    Yes
6.   Credit Rating of Security:   N/A
7.     Name   of  Underwriting  Syndicate  Dealer  Effecting
Transaction:   Goldman, Sachs & Co.
8.     Name   of   Affiliated  Underwriter  in  Underwriting
Syndicate:         Mellon Financial Markets, LLC
9.   Issue Size:    24,176,000
10.  CUSIP:    416515104
11.  Amount Purchased by Fund:   69,800 Shares
12.  Percentage of Principal Amount of Offering Purchased by
Fund:          0.29%
13.   Amount  Purchased  as  a Percentage  of  Fund  Assets:
0.40%
14.   Purchase  Price of Securities (if at par,  so  state):
$45.50
15.  Commission/Spread  Received by Principal  Underwriters:
     Goldman made a commission of $16,649.70 on a total of 75,000 shares purchased by The Boston Company Asset Management in the Secondary Offering
16. Were the Securities purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of the Securities in that offering or any concurrent offering of the Securities (except, with respect to the purchase of any eligible foreign offering, for any rights to purchase that were required by law to be granted to existing security holders of the issuer)? Yes . If the Securities were offered for subscription upon exercise of rights, were the Securities purchased on or before the fourth day preceding the day on which the rights offering
     terminated?             N/A
17. If the Securities were part of an issue registered under the Securities Act of 1933, as amended, that was offered to the public, or was purchased pursuant to an eligible foreign or Rule 144A offering, was the issuer of the Securities in continuous operation for not less than three years, including the operations of any
     predecessors?    N/A
18. Was the commission, spread or profit received or to be received by the principal underwriters of the
     Securities reasonable and fair compared to the commission, spread or profit received by others in connection with the underwriting of similar securities being sold during a comparable period of time? Yes
19. Did the Fund's purchase of the Securities benefit any underwriter affiliated with the Fund directly or indirectly or, with respect to any eligible municipal securities, was it designated as a "group sale" or otherwise allocated to the affiliated underwriter's
     account?           No
Portfolio Manager:       /s/ Brian Ferguson  Purchase Date:
5/19/03